WINTHROP, STIMSON, PUTNAM & ROBERTS
                       One Battery Park Plaza
                   New York, New York  10004-1490

                      Telephone: 212-858-1000
                       Telefax:  212-858-1500
                       Telex:  62854 WINSTIM

                                                          June 20, 1996

Citizens Utilities Company
High Ridge Park
Stamford, Connecticut  06905

Gentlemen:

     As special counsel to Citizens Utilities Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of up to $904,125,000 aggregate amount of the Company's debt and equity securities (the "Securities") to be issued and sold by the Company from time to time in accordance with Rule 415 under the Act, we have examined the registration statement on Form S-3 (the "Registration Statement") in regard thereto, filed under the Act, including the prospectus which is a part thereof, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

               (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, in the event that an offering of Securities shall be made from time to time (the "Offered Securities") in accordance with the Registration Statement, as amended and supplemented from time to time and when the steps enumerated in Paragraph (2) hereof shall have been taken, the Offered Securities will be validly issued and binding obligations of the Company.

               (2) The steps which are  referred to in the  foregoing  Paragraph
(1) hereof are:

               (a) It shall be determined that the public service commissions, or other regulatory agencies or bodies, or other political entities relating to public utilities matters of the pertinent states shall be without jurisdiction, or shall have declined to exercise jurisdiction over the issuance and/or sale of the Offered Securities, or shall have issued an appropriate order approving and authorizing the issuance and/or sale of the Offered Securities and such order shall be in full force and effect;

               (b) The Board of Directors of the Company shall have taken the appropriate steps to authorize the issuance and sale of the Securities;

               (c) An appropriate order of the Federal Energy Regulatory Commission with respect to the issuance and sale of the Offered Securities shall have been issued and shall be in full force and effect;

               (d) The applicable provisions of the Act shall have been complied with;

               (e) If the Offered Securities are debt securities, a supplemental indenture to the Indenture dated as of August 15, 1991 relating to the Offered Securities (the "Indenture") shall have been duly authorized, executed and delivered in accordance with the terms of said Indenture and said Indenture (as supplemented and to be supplemented) and shall have been qualified under the Trust Indenture Act of 1939;

               (f) The Offered Securities shall have been duly authorized, executed and delivered and, if debt securities, shall have been authenticated in accordance with terms of said Indenture (as supplemented and to be supplemented); and

               (g) The Offered Securities shall have been duly issued and paid for.

     We are members of the bar of the State of New York. In rendering the forgoing opinion we express no opinion as to laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under "Legal Opinions" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Winthrop, Stimson, Putnam & Roberts
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